UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2010

ACCENTIA BIOPHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	000-51383	04-3639490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

324 South Hyde Park Avenue, Suite 350

Tampa, Florida 33606

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (813) 864-2554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ACCENTIA BIOPHARMACEUTICALS, INC.

FORM 8-K

Item 5.02. Departure of Directors or Principal Officer; Election of Directors.

Effective on December 31, 2010, the Company’s Board of Directors accepted the resignation of Alan M. Pearce from his employment with the Company, including his position as the Chief Financial Officer of the Company, and the Company entered into an agreement with Mr. Pearce as to all matters of compensation and other details of the separation. Mr. Pearce’s resignation applies to his employment in all subsidiaries of the Company as well, including without limitation his position as the Chief Financial Officer of the Company’s majority-owned subsidiary, Biovest International, Inc. The resignation described above was as a result of Mr. Pearce’s voluntary retirement and did not result from any disagreement with the Company known to an executive officer of the Company on any matter relating to the Company’s operations, policies or practices. Mr. Pearce remains a director of the Company until the Company’s Annual Meeting of Shareholders, scheduled for January 19, 2011.

Item 7.01. Regulation FD Disclosure.

The following information is being furnished under Item 7.01 of Form 8-K, the Press release dated January 6, 2011, by Biovest, titled “Biovest to Present at OneMedForum Conference”. A copy of this press release is attached as Exhibit 99-1 to this Form 8-K

Item 9.01. Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Samuel S. Duffey
Samuel S. Duffey
President and General Counsel

Date: January 6, 2011

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated January 6, 2011, titled “Biovest to Present at OneMedForum Conference”.

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